Exhibit 3.7

CERTIFICATE
FOR
RENEWAL AND REVIVAL
OF
CERTIFICATE OF INCORPORATION
OF
BIOGAN INTERNATIONAL, INC.

Under Section 312 of the General
Corporation Law of the State of Delaware

        BIOGAN INTERNATIONAL, INC., a Corporation organized under the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on February 5, 1988 and was subsequently voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

        1.    The name of this corporation is BIOGAN INTERNATIONAL, INC. (the "Corporation").

        2.    The registered office of the corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

        3.    The date when the restoration, renewal and revival of the Certificate of Incorporation of the corporation is to commence is February 28, 2002, the same being prior to the date the Certificate of Incorporation became void. This renewal and revival of the Certificate of Incorporation of the Corporation is to be perpetual.

        4.    The Corporation was duly organized under the General Corporation Law of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until March 1, 2002, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes, and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the Corporation in accordance with the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed Joseph P. Galda, its last and acting Secretary this 23rd day of May, 2002.

                                                                                      BIOGAN INTERNATIONAL, INC.

                                                                                      By: /s/ Joseph P. Galda
                                                                                       Joseph P. Galda
                                                                                      Last and Acting Secretary